Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

LICENSE AGREEMENT

This Agreement made and entered into as of the 29th day of September 2006 (the “Effective Date”) by and between Kyowa Hakko Kogyo Co., Ltd., a Japanese corporation having its principal office at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, 100-8185, Japan (hereinafter referred to as “KYOWA”) and KERYX Biopharmaceuticals, Inc., a Delaware corporation having its principal office at 750 Lexington Avenue, 20th Floor, New York, New York 10022, the United States of America (hereinafter referred to as “KERYX”). KYOWA and KERYX may be individually referred to as a “Party” or collectively referred to as “Parties”.

WITNESSETH

WHEREAS, KYOWA has developed the Compound, and acquired certain intellectual property rights relating to such Compound;

WHEREAS, KYOWA has entered into a clinical trials agreement with the National Cancer Institute under which development of the Compound has been conducted;

WHEREAS, KERYX wishes to obtain a right and license from KYOWA to such intellectual property rights in the Field and the KERYX Territory;

WHEREAS, KYOWA is willing to grant such right and license to KERYX, and KERYX is willing to accept such right and license;

NOW, THEREFORE, the Parties agree as follows:

SECTION 1. DEFINITIONS

In this Agreement the following terms shall have the following meanings:

1.1.
“Affiliates” shall mean, with respect to either Party, any business entity which controls, is controlled by, or is under common control with such Party. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock of the other corporation.

1.2.	“Annual Payment” shall have the meaning set forth in Section 8.6.
1.3.
“Approval” shall mean the technical, medical and scientific license, registrations, authorizations and approvals of any national, supra-national, regional, state or local regulatory agency, necessary for the development, testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of a Product.

1.4.	“Authority” shall mean a governmental authority having jurisdiction over import, export, development, manufacture, marketing or sales of pharmaceutical products, not limited to the FDA.
1.5.	“Business Day” shall mean a day other than a Saturday, Sunday, national or bank holiday in Japan or the United States of America.
1.6.
“Combination Product” shall mean any pharmaceutical product in finished form which contains the Compound and one or more active pharmaceutical ingredients other than the Compound, which is used in the Field.

1.7.	“Combination Therapy” shall mean the use of Compound as an active pharmaceutical ingredient in the Product, which is used with other pharmaceutical products in the Field.
1.8.	“Compound” shall mean KW-2401 (UCN-01), the chemical structure of which is specified in Exhibit 1 hereof.
1.9.
“Control”, or “Controlled” means, with respect to a particular information or intellectual property right, (i) that the Party owns and has the ability to grant to the other Party the licenses to such item provided for herein, without violating the terms of any agreement or other arrangement with any Third Party, and/or (ii) that the Party has a license to such item and has the ability to grant to the other Party the licensees to such item provided for herein, without violating the terms of any agreement or other arrangement with any Third Party.

1.10.
“Data” shall mean and include all data relating to the Compound and the Product, and all chemistry, manufacturing and control data relating to the development and manufacture of the Compound and the Product, results of pre-clinical and clinical studies and all other documentation containing or embodying any pre-clinical, clinical and chemistry and manufacturing and control data relating to any application for any Approval for a Product.

1.11.
“Development Plan” shall mean a written plan to be prepared by KERYX for all activities that are reasonably required to obtain MAA and/or NDA for the Product in the KERYX Territory. The Development Plan as of the Effective Date is attached hereto as Exhibit 5.

1.12.	“EMEA” shall mean the European Agency for the Evaluation of Medicinal Products in the European Union.

1.13.
“Expiration” of a patent shall mean the expiration, abandonment or cancellation of all of the claims of the patent which are being practiced, or, the declaration of invalidity or non-enforceability of all the claims of the patent being practiced by a court or other governmental authority of competent jurisdiction (including final rejection in re-examination or re-issue proceedings) for which the period to file an appeal has expired, and from which no further appeal has been taken during the applicable appeal period or is not allowed to be taken against such declaration.

1.14.	“FDA” shall mean the Food and Drug Administration of the United States Department of Health and Human Services.
1.15.	“Field” shall mean the treatment and prevention of any diseases in human beings.
1.16.
“Gross Sales” of the Product made by KERYX or the Sublicensees shall mean the aggregate total amount of the invoice prices charged for such Product in Product sales, computed in respect of invoice applicable to the transfer between parties constituting an arm’s-length sales transaction. Sales, transfer or other disposition of the Product among KERYX, the Sublicensees and their respective Affiliates shall not be considered at-arm’s-length.

1.17.
“Improvement” shall mean any invention and/or Know-How made or developed after the Effective Date, whether patentable or not, that improves any characteristics or use of the Compound and/or the Product, including but not be limited to, the use of the Compound in Combination Product or in Combination Therapy, or any new Indications of the Product.

1.18.
“Indication” shall mean a recognized disease or condition, sign or symptom of a disease or condition, or symptom associated with the disease and symptom for which use of a Product is indicated. For purposes of this Agreement and the payment of milestones, all cancer disease, conditions or symptoms shall collectively qualify as one indication.

1.19.
“KERYX Data” shall mean any Data Controlled by KERYX, which has been developed or acquired by KERYX or the Sublicensees during the Term. KERYX Data shall include, but not be limited to, the Data regarding KERYX Improvements.

1.20.	“KERYX Improvements” shall mean any Improvements Controlled by KERYX, which have been developed by or otherwise brought under the Control of KERYX or the Sublicensees during the Term.
1.21.	“KERYX Territory” shall mean any and all countries of the world other than the KYOWA Territory.
1.22.
“Know-How” shall mean any technical and other information, whether patentable or not, including without limitation technology, experience, formulae, concepts, discoveries, trade secrets, inventions, modifications, improvements, data, results, designs, formulae, ideas, analyses, methods, techniques, assays, research plans, procedures, tests, processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, reports, summaries, and information contained in submissions to, and information from, regulatory authorities which are not generally known.

1.23.
“KYOWA Data” shall mean any Data in the Field which has been developed or acquired by KYOWA and under KYOWA’s Control as of the Effective Date or which has been developed by or brought under the Control of KYOWA during the Term. KYOWA Data shall include, but not limited to, any documents filed with regulatory agencies and the Data regarding KYOWA Improvements. For clarity, KYOWA Data shall not include the NCI Data.

1.24.
“KYOWA Improvements” shall mean any Improvements in the Field Controlled by KYOWA, which have been developed by or otherwise brought under the Control of KYOWA during the Term. For clarity, KYOWA Improvements shall not include the NCI Data.

1.25.	“KYOWA Know-How” shall mean any Know-How relating to the Compound in the Field Controlled by KYOWA and KYOWA Data which has been developed or acquired by KYOWA as of the Effective Date.
1.26.
“KYOWA Patent Rights A” shall mean the Patent Rights in the Field owned or Controlled by KYOWA as of the Effective Date relating to the Compound as listed in Exhibit 2, and any additional Patent Rights in the Field to which KYOWA acquires rights during the Term , which pertain in any way to the Compound or the Product. Exhibit 2 shall be updated from time to time by KYOWA.

1.27.
“KYOWA Patent Rights B” shall mean the Patent Rights in the Field owned or Controlled by KYOWA as of the Effective Date as listed in Exhibit 3, and any additional Patent Rights in the Field to which KYOWA acquires rights during the Term, which pertain in any way to the subject matter claimed or disclosed in the Patent Rights listed in Exhibit 3. Exhibit 3 shall be updated from time to time by KYOWA.

1.28.	“KYOWA Patent Rights” shall mean any Patent Rights of KYOWA Patent Rights A and KYOWA Patent Rights B.
1.29.	“KYOWA Territory” shall mean Japan.
1.30.	“Launch Date” shall mean the date set forth in Section 8.4.
1.31.	“Lonza” shall mean Lonza Ltd. headquartered at Basel, Switzerland.
1.32.	“MAA” shall mean the Market Authorization Application to be filed with the EMEA.
1.33.	“Major Countries” shall mean the United Kingdom, Germany, France, Italy, Spain and Switzerland.
1.34.	“NCI” shall mean National Cancer Institute.
1.35.	“NCI Agreement” shall mean the Clinical Trials Agreement executed between KYOWA and NCI on September 24, 1999 including its amendments thereafter.

1.36.	“NCI Data” shall mean the Data which has been developed or acquired by NCI under NCI Agreement.
1.37.	“NDA” shall mean the new drug application to be filed with the FDA.
1.38.
“Net Sales” shall mean the Gross Sales of the Product made by KERYX or the Sublicensees, less the following deductible items to the extent that they are documented on the applicable invoice or other related document and have in fact been paid or credited in relation to sales of such Product:

1.	the cost of transportation and insurance;
2.	the cost of rebates, and allowances
3.	the sum of trade, quantity and cash discounts;
4.	the cost of refunds as cash, credit or free goods supplied due to price reduction, including retroactive price reduction, or billing errors;
5.	the cost of refunds as cash, credit or free goods supplied in compensation for the Product damaged, rejected, returned or recalled;
6.
the sum of taxes, tariffs, customs duties and other governmental charges including mandated credits, refunds and rebates paid with respect to such sales, however, excluding income or franchise taxes of any kind; and

7.	all other reasonable and customary allowances and adjustments actually credited to customers.
The Net Sales shall be calculated according to the generally accepted accounting principles consistently applied in the United States of America. In the case the Product is a Combination Product, the Net Sales of the Combination Product shall be the Gross Sales thereof (after the above deductible items) multiplied by the fraction which the Parties determine by mutual written agreement, estimating each relative contribution in value that the Compound and other active pharmaceutical ingredients contained in such Combination Product would make to the total value of such Combination Product, as well as, the cost of development, the cost of goods and other relevant information with respect to such Combination Product, provided that such fraction should not go below one half (0.5).
The sale of a Product between KERYX and any of its Sublicensees solely for the research and testing of such Product shall be excluded from the computation of Net Sales.
1.39.
“Patent Rights” shall mean all issued patents and patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, provisionals, divisionals, continuations, continuations-in-part (to the extent the claims in such continuation-in-part application are directed to subject matter specifically described in such prior patent application), and patents issuing therefrom, reissues, divisions, continuations, or continuations-in-part, reexaminations, substitutions, renewals, restorations, additions, registrations, as well as extensions and supplementary protection certificates based thereon, and any government Approvals or authorizations relating thereto.

1.40.	“Product” shall mean any pharmaceutical product in finished form which contains the Compound as an active pharmaceutical ingredient. For avoidance of doubt, the Combination Product is a Product.
1.41.	“Royalty” or“Royalties” shall mean the royalties set forth in Sections 8.3, 8.4 and 8.5.
1.42.	“SPC” shall mean the supplementary protection certificates in Europe and any similar rights elsewhere in the world.
1.43.	“Strain” shall mean the strain which produces the starting material (staurosporine) for the Compound. The identification of the strain and the quantity to be transferred is set forth in Exhibit 4.
1.44.	“Sublicensee” shall mean any Third Party to which KERYX grants a sublicense under the KYOWA Patent Rights and the KYOWA Know-How according to Section 4.
1.45.	“Term” shall mean the term set forth in Section 27.1.
1.46.	“Third Party” shall mean any entity other than KYOWA, KERYX and their respective Affiliates. .

SECTION 2. INTERPRETATION

In this Agreement:
2.1.	Headings and titles are inserted for convenience only and shall not affect the interpretation hereof;
2.2.	Unless the context requires otherwise, neither singular nor plural of a word shall not affect the interpretation hereof;

SECTION 3. LICENSE

3.1.
KYOWA hereby grants to KERYX an exclusive right and license, with the right to sublicense, under the KYOWA Patent Rights A and KYOWA Patent Rights B (subject to Sections 8.6 and 27.3) and the KYOWA Know-How to make, have made, use, have used, sell, offer for sale, have sold and distribute the Product in the KERYX Territory within the Field.

3.2.
KYOWA hereby grants to KERYX an exclusive right and license, with the right to sublicense, under the KYOWA Patent Rights A and KYOWA Patent Rights B (subject to Sections 8.6 and 27.3) and the KYOWA Know-How to make and have made, use and have used the Compound in the KERYX Territory within the Field.

3.3.
KYOWA hereby grants to KERYX an exclusive right and license, with the right to sublicense, under the KYOWA Improvements to make, have made, use, have used, sell, have sold, offer for sale and distribute the Product in the KERYX Territory within the Field.

3.4.
KYOWA hereby grants to KERYX an exclusive right and license, with the right to sublicense, under the KYOWA Improvements to make and have made, use and have used the Compound in the KERYX Territory within the Field.

3.5.
KYOWA hereby grants to KERYX a non-exclusive right and license, with the right to sublicense in the KERYX Territory to use, have used the Strain in order to make, or have made the Compound within the Field.

3.6.
Notwithstanding the above Sections 3.1 to 3.5, KYOWA reserves the right to make and have made the Compound and/or the Product in the KERYX Territory for the sole purpose of developing and marketing the Product in the KYOWA Territory.

3.7
Except as otherwise expressly provided in this Agreement, KYOWA hereby grants to KERYX the right to file with the appropriate Authorities all applications and other materials needed to obtain the Approvals necessary to implement this Agreement and protect the respective rights of the Parties, and KYOWA shall provide KERYX with reasonable assistance in such filings.

SECTION 4. DILIGENCE

4.1
KERYX shall make and shall have Sublicensees make commercially reasonable efforts to develop, to manufacture, to market, and to sell the Product within the KERYX Territory. When KERYX makes any changes to the Development Plan, KERYX shall notify KYOWA and update Exhibit 5 accordingly. By the end of the month immediately following the month of the yearly anniversary of the Effective Date, KERYX shall provide KYOWA with a written report outlining such efforts made by KERYX and the Sublicensees during the previous one (1) year period between anniversaries of the Effective Date.

4.2
KERYX shall immediately notify KYOWA in writing upon commencement of each phase in clinical studies conducted by KERYX or, if applicable, by Sublicensees. KERYX shall provide any relevant documents, upon request from KYOWA.

4.3
Within ten (10) Business Days after KERYX or the Sublicensee is officially notified by the Authority that the Approval for sales of the Product in the KERYX Territory is granted by such Authority, KERYX shall notify or have such Sublicensee notify KYOWA in writing, and shall send or have such Sublicensee send to KYOWA a copy of (1) the certificates for such grant and (2) any related documentation.

SECTION 5. SUBLICENSE

KERYX shall have the right to grant a sublicense under the license granted hereunder, provided:
5.1.	that KERYX shall obtain KYOWA’s prior written approval, which shall not be unreasonably withheld;
5.2.	that, KERYX shall notify KYOWA in writing of (a) the identity of such intended Sublicensee and (b) the key terms and conditions of such intended sublicense;
5.3.	that, KERYX shall not substantially change the key terms and conditions of the sublicense without prior written consent of KYOWA, which shall not be unreasonably withheld;
5.4.	that, the Sublicensee shall not grant a further sublicense hereunder without KYOWA’s prior written consent, provided that KYOWA shall not unreasonably withhold such consent.
5.5.	that KERYX shall be responsible for the Sublicensee’s compliance with all the obligations under this Agreement which apply to such Sublicensee;
5.6.	that, KERYX shall defend and indemnify KYOWA with respect to any claims arising out of KERYX’s acts or failure to act relating to such sublicense;
5.7.	that such sublicense shall be subject to termination upon expiration or early termination of this Agreement for any cause; and
5.8.	that the Royalties shall be payable to KYOWA from KERYX with respect to the Net Sales by any Sublicensee, regardless of whether or not the Sublicensee has actually paid any royalties due to KERYX.

SECTION 6. DATA TRANSFER AND ASSISTANCE

6.1.
KYOWA shall provide KERYX with KYOWA Data and KYOWA Know-How reasonably required for production, development and regulatory approval of the Product in the field of the treatment and prevention of cancer (“Cancer-field”), at KYOWA’s reasonable judgment, within one (1) month of the Effective Date. KYOWA shall continue providing any KYOWA Data in the Cancer-field during the Term. KYOWA shall also provide KERYX with KYOWA Data in the field other than Cancer-field, if any, when KYOWA completes the preparation for clinical studies, at the latest, Provided however, KYOWA has no obligations to acquire any new KYOWA Data. KERYX agrees that any KYOWA Data shall be held in confidence pursuant to Section 15 below.

6.2.
KYOWA Data shall be transferred on “as is” basis. Notwithstanding the foregoing, in the event that KERYX requests KYOWA to translate KYOWA Data from Japanese to English, and KYOWA accepts such request, such KYOWA Data may be transferred to KERYX from KYOWA in English after a reasonable period for such translation. KERYX shall bear the costs and expenses of such translation.

6.3.
The ownership of KYOWA Data transferred to KERYX from KYOWA hereunder shall remain with KYOWA. KERYX may utilize such KYOWA Data only for exercise of the rights granted to KERYX by KYOWA hereunder and for no other Purpose.

6.4
Within three (3) months from the Effective Date, at a time mutually agreed by the Parties, KYOWA will host a technical review meeting (up to two days) in Tokyo to provide KERYX an opportunity to discuss and ask questions about the KYOWA Data and KYOWA Know-How with knowledgeable KYOWA staff to ensure no misunderstanding or confusion exists. To facilitate the meeting KERYX will provide to KYOWA, at least two (2) weeks in advance of the meeting, a written summary of questions or areas to be discussed. Each Party shall bear their own expenses for the meeting.

6.5.
During the first two (2) years from the Effective Date, KYOWA will answer by letter, facsimile or email to the questions which KERYX may have regarding the KYOWA Data. KERYX shall notify KYOWA in writing as to whom KERYX designates among its employees, officers and directors as its contact person for such assistance.

SECTION 7. STRAIN TRANSFER, TECHNICAL ASSISTANCE AND MANUFACTURE

7.1.
KYOWA shall provide KERYX with technical information concerning the cultivation of the Strain and instruction for maintenance of Strain purity and potency (“Strain Information”) within one (1) month of the Effective Date.

KYOWA shall provide KERYX or a contract manufacturer designated by KERYX with the Strain within thirty (30) days after specific site is instructed to KYOWA by KERYX. Such thirty (30)-day period shall exclude the period of time required to obtain permission from the Authorities for the transfer of the Strain, if necessary. Upon request of KERYX, KYOWA may arrange culture media for the Strain as set forth in Exhibit 4 for KERYX at KERYX’s cost.
The Parties acknowledge that the Strain and the Strain Information are a part of KYOWA Know-How.
KERYX shall be responsible for maintaining the cell bank of the Strain. In the case KERYX requests additional supply of the Strain, KYOWA may charge reasonable costs for such supply.
7.2.
During the two (2) year period immediately following the Effective Date, KYOWA shall, at KERYX’s written request and KYOWA’s reasonable consent as to timing, duration and the number of employees, KYOWA shall send its employees to KERYX’s designated premises during KERYX’s normal business hours, to instruct KERYX’s employees, officers or directors for cultivation of the Strain and manufacture of the Compound on non-commercial scale.

*****Confidential material redacted and filed separately with the Commission.

The total working man-hours shall not exceed two hundred (200) working man-hours. At one premise, the working man-hours per day per person shall be at least eight (8) hours.
The rate of man-hour is ***** per working man-hour. No charge shall be payable for ***** (other than out-of-pocket disbursements). Travel time shall not be considered the time for such technical assistance.
KERYX shall bear KYOWA’s out-of-pocket costs and disbursements including translation costs for relevant documents incurred in connection with the technical assistance, including hotel accommodation and business class air transportation.
KERYX shall make payment for these items specified in this Section 7.2 in US Dollars within two (2) months of KERYX’s receipt of KYOWA’s invoice therefor.
7.3.
KYOWA shall make reasonable efforts to provide the technical assistance to make the information understood by KERYX, provided however, KYOWA shall not guarantee the manufacture of the Compound by KERYX or its designated contract manufacturer. KERYX shall be solely responsible for manufacture of the Compound, and KYOWA will not supply any Compound to KERYX for the purposes of conducting clinical trials. KYOWA will supply to KERYX reasonable quantity of Compound for the purposes of demonstration of regulatory equivalency or as analytical standard. KYOWA will charge KERYX for such Compound at *****.

SECTION 8. CONSIDERATIONS

8.1.	(Initial Payment)
KERYX shall pay to KYOWA a non-refundable, one-time payment of Six Hundred Thousand US Dollars (US$600,000) within fifteen (15) days of the Effective Date.
8.2.	(Milestone Payment)
In consideration for the rights and license granted to KERYX by KYOWA with respect to KYOWA Patent Rights A and related KYOWA Know-How pursuant to Section 3, KERYX shall pay to KYOWA the following non-refundable, one-time milestone payments:
1. ***** within twenty-four (24) months of the Effective Date;
2. For the first Indication:
(i) ***** within ninety (90) days of KERYX’s or its Sublicensee’s initiation of the Phase III clinical trial for the Product;
(ii) ***** within ninety (90) days of the earlier to occur of the following: (a) KERYX’s or its Sublicensee’s filing of NDA for the Product in the USA, or (b)KERYX’s or its Sublicensee’s filing of MAA for the Product in the EU.
(iii) ***** within ninety (90) days from the day KERYX or its Sublicensee obtains the first marketing Approval from FDA for the Product;

*****Confidential material redacted and filed separately with the Commission.

(iv) ***** within ninety (90) days from the day KERYX or its Sublicensee obtains the first marketing Approval for the Product in a first country of the Major Countries.
3. For the second Indication:
(i) ***** within ninety (90) days of KERYX’s or its Sublicensee’s initiation of the Phase I clinical trial for the Product;
(ii) ***** within ninety (90) days of KERYX’s or its Sublicensee’s initiation of the Phase III clinical trial for the Product;
(iii) ***** within ninety (90) days of the earlier to occur of the following: (a) KERYX’s or its Sublicensee’s filing of NDA for the Product in the USA, or (b)KERYX’s or its Sublicensee’s filing of MAA for the Product in the EU.
(iv) ***** within ninety (90) days from the day KERYX or its Sublicensee obtains the first marketing Approval from FDA for the Product;
(v) ***** within ninety (90) days from the day KERYX or its Sublicensee obtains the first marketing Approval for the Product in a first country of the Major Countries.
8.3	(Royalty Payment)
In consideration for the rights and license granted to KERYX by KYOWA with respect to KYOWA Patent Rights A and related KYOWA Know-How pursuant to Section 3, KERYX shall pay to KYOWA a royalty fee of ***** the annual Net Sales in each country.
8.4
The payment set forth in 8.3 shall begin from the first commercial sales of the Product in each country (“Launch Date”) and continue with respect to each Product until the later to occur of the following: *****.

8.5	Upon occurrence of (a) or (b) set forth in Section 8.4, and for additional ***** from such date, KERYX shall pay to KYOWA a royalty fee of ***** the annual Net Sales of the Product in such country.
8.6	(Annual Payment)
KERYX shall pay to KYOWA a non-refundable, annual payment of ***** each year in consideration for the rights and license granted to KERYX by KYOWA pursuant to Section 3 with respect to KYOWA Patent Rights B and related KYOWA Know-How (“Annual Payment”). The first payment shall be made within fifteen (15) days of the Effective Date, and thereafter to be made within fifteen (15) days of each anniversary date of the Effective Date during the Term of this Agreement, unless earlier terminated in accordance with Section 27.3.
8.7	(Mode of Payment)
All payments to KYOWA hereunder shall be made in US Dollars in the stated amount by wire transfer or such other mode agreed upon between the Parties. KERYX shall bear the transfer costs or other fees arising from such transaction. Each Royalty payment shall be accompanied by a report summarizing in reasonable detail the total Net Sales for each Product during the relevant calendar year and the calculation of Royalties, if any, due thereon. For purposes of computing Royalty payments for Net Sales made outside of the US, such Royalty shall be converted into US Dollars, by applying the rate of exchange quoted in the New York edition of The Wall Street Journal on the last Business Day of the applicable payment period, or such other conversion rate approved by KYOWA.

*****Confidential material redacted and filed separately with the Commission.

8.8	(Records and Audit)
With respect to any Product for which Royalties are due pursuant to this Agreement, KERYX shall keep and shall have the Sublicensees keep, for five (5) years after the end of the calendar year when the Net Sales for Royalty occur, records of quantities, sales and deductions, in sufficient detail to confirm the accuracy of the Royalty calculations hereunder. During the Term and for three (3) years thereafter, upon written notice from KYOWA, KERYX shall permit either KYOWA representatives or an independent certified public accountant of nationally-recognized standing, appointed and paid by KYOWA, at reasonable times during normal business hours to enter KERYX’s offices or other facilities to examine these records solely to the extent necessary to verify such calculations. Such examination shall occur only once per year. Such KYOWA representatives or public accountant shall be permitted to make copies of such records only if a discrepancy is discovered and only to the extent necessary to explain and pursue the discrepancy. Such investigation shall be at the expense of KYOWA, unless it reveals a discrepancy in KERYX’s favor of more than *****, in which event KERYX shall pay all reasonable expenses related thereto.
8.9	(Tax Withholding)
The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to KYOWA hereunder. The Parties shall cooperate in good faith to provide each other with such documents and certificates as are reasonably necessary so as to minimize any withholding tax obligations. KERYX shall provide to KYOWA documentation of the payment of any withholding taxes that cannot be avoided and have therefore been paid so that KYOWA can obtain credit.
8.10	(Blocked Payments)
In the event that, by reason of applicable law or regulations in any country, and KERYX or Sublicensees are unable to pay KYOWA Royalties or other payments shall be deposited in local currency in the relevant country to the credit of KYOWA in a recognized banking institution designated by KYOWA or, if none is designated by KYOWA within a period of thirty (30) days, the deposit to the credit of KYOWA shall be made in a recognized banking institution selected by KERYX or Sublicensees, as the case may be, and identified in a notice in writing given to KYOWA.

SECTION 9. PATENT PROSECUTION

9.1	KYOWA shall, at its own cost and discretion, use its commercially reasonable efforts to prosecute and to maintain the KYOWA Patent Rights, subject to Section 9.2.
9.2
Concerning the patent application Publ.No. EP0850646A1 listed in the Exhibit 2, KYOWA shall, at the request and expense of KERYX, take commercially reasonable steps required to prosecute and to maintain in certain countries in Europe selected by KERYX, other than the Major Countries.

9.3
KYOWA shall give notice to KERYX of the grant (allowance), registration (issuance), revocation, invalidation, opposition or abandonment of any KYOWA Patent Rights. In the event that KYOWA desires to discontinue maintenance or prosecution of the KYOWA Patent Rights A, KYOWA shall upon request and confirmation of KERYX’s willingness to pay transfer costs, assign such KYOWA Patent Rights A to KERYX at no consideration. Attorney’s fees and cost of the assignment of such rights, and the prosecution and maintenance shall thereafter be borne by KERYX. If requested, KYOWA shall reasonably assist KERYX in such maintenance and prosecution. KYOWA shall update any relevant exhibits hereto in writing to include any additional KYOWA Patent Rights.

9.4
In the event KYOWA is notified in writing by patent offices that any interference, revocation, opposition or similar proceedings are instituted against the Patent Rights by a Third Party, KYOWA shall immediately inform KERYX in writing. KYOWA shall retain the right to take any necessary actions in its own discretion and expense. Notwithstanding the above, in the event that KYOWA advises KERYX that KYOWA declines to defend or contest such challenge to the Patent Rights and KERYX in writing requests KYOWA, within ten (10) Business Days after being so informed, to undertake such defense or contest, the cost of such defense or contest ( “Defense Cost”) should be borne by KERYX. KERYX shall pay to KYOWA the Defense Cost within one (1) month after KERYX’s receipt of KYOWA’s invoice therefor. In such case, KYOWA shall not enter into any agreement that would impose any monetary or other responsibilities or liabilities on KERYX or limit or reduce KERYX’s rights hereunder without KERYX’s prior written consent thereto.

SECTION 10. PATENT INFRINGEMENT

10.1.
Either Party shall immediately notify the other Party in writing of any infringement or possible infringement on the KYOWA Patent Rights, by a Third Party, of which they become aware of, and shall simultaneously provide the other Party with relevant information. KYOWA is under no obligation to take any action against such infringement or to bear the cost of such prevention. KERYX may take legal action against such infringement in the KERYX Territory at KERYX’s expense, provided that KERYX shall notify KYOWA in writing of such intent in advance and regarding developments of the proceedings thereafter. KYOWA shall provide reasonable assistance to KERYX at KERYX’s written request and expense. Notwithstanding the foregoing, KYOWA shall retain the right to take any necessary actions in its own discretion and expense. Any damages or other compensation which KERYX may obtain from the Third Party as a result of such proceedings in the KERYX Territory shall be first allocated proportionally to reimbursement for the Parties respective costs if any, and the remainder shall inure to the benefit of KERYX.

10.2.
Either Party shall immediately notify the other Party in writing of any allegation that the Product may infringe any Third Party patents or patent applications in the KERYX Territory, of which they become aware of, and shall simultaneously provide the other Party with relevant information. Neither Party shall be obligated to defend the other Party or such Product against or to contest such allegation, nor shall either Party bear the cost of the other Party for such defense or contest. However, each Party may, at their own cost defend itself or such Product against such allegation. Either Party may settle such case, provided that such settlement shall not impose any monetary or other responsibilities or liabilities upon the other Party.

SECTION 11. PATENT TERM EXTENSION

KERYX agrees to apply for and to exercise due diligence in obtaining an extension of the term of any patent included in the KYOWA Patent Rights under the applicable laws of any country where such extensions are available, including but not limited to, the Drug Price Competition and Patent Term Restoration Act in the United States. KYOWA agrees to execute such documents and take such additional actions as KERYX reasonably request in connection therewith. Each Party shall bear its own expenses in connection with the application for such patent term extensions.

SECTION 12. THIRD PARTY CONTRACT

12.1
KERYX acknowledges the existence of the NCI Agreement under which NCI has been conducting certain clinical studies of the Compound in the US. If KERYX intends to obtain the NCI Data, KERYX shall be solely responsible for negotiation with NCI provided that, if necessary, KYOWA will grant permission to NCI to release NCI Data to KERYX.

12.2
The NCI Agreement will expire on August 10, 2006. If NCI intends to continue the agreement, KERYX may be requested to become a party to the NCI Agreement in the place of KYOWA. In such case, KERYX shall be solely responsible for negotiation with NCI provided that KYOWA will give consent to NCI for KERYX to become a party to the NCI Agreement.

12.3
Under the NCI Agreement KYOWA had supplied NCI with the Compound for its clinical studies. For such supply KYOWA selected Lonza as a contract manufacturer of the Compound. The agreement between KYOWA and Lonza has expired, and if KERYX intends to have Lonza manufacture the Compound, KERYX shall be solely responsible for negotiation with Lonza provided that KYOWA will authorize Lonza to use the technology to manufacture the Compound as well as to make use of the Drug Master File relating to the Compound thereof.

12.4
KERYX acknowledges that Third Parties may have Patent Rights or Know-How relevant to the commercialization of a Product containing the Compound. KERYX agrees that KERYX shall be solely responsible to negotiate with any Third Party, (such Third Party including but not be limited to Sloan-Kettering Institute for Cancer Research and Washington State University) a license under any patents, technology, know-how and/or data.

SECTION 13. IMPROVEMENTS

13.1
KYOWA shall notify KERYX in the event KYOWA makes any Improvements, and KYOWA shall grant to KERYX an exclusive, irrevocable, royalty-free license, with the right to sublicense, to make, have made, use, have used, sell, have sold, offer for sale and distribute the Product under KYOWA Improvements in the KERYX Territory in the Field.

13.2
Upon discovery by KERYX or its Affiliates, or Sublicensees of any Improvements, including but not be limited to the use of Compound in Product for Combination Therapy or in Combination Product, KERYX shall immediately notify KYOWA in writing. All rights to the KERYX Improvements shall belong to KERYX, including the right to seek Patent Rights throughout the world.

13.3
KERYX shall grant to KYOWA and shall cause its Sublicensees to grant to KYOWA an exclusive, irrevocable, royalty-free license, with the right to sublicense, under KERYX Improvements for any purposes in the KYOWA Territory.

*****Confidential material redacted and filed separately with the Commission.

SECTION 14. KERYX DATA AND SUPPLY

14.1
Upon KYOWA’s request, KERYX shall transfer to KYOWA all KERYX Data necessary for submission to Authorities in the KYOWA Territory. KYOWA agrees that such data shall be held in confidence pursuant to Section 15. KYOWA shall have an exclusive, paid-up license, with the right to grant sublicenses, to use such KERYX Data for KYOWA’s development and marketing of the Product in KYOWA Territory.

14.2	For KYOWA’s development and marketing in KYOWA Territory, KYOWA reserves the rights to purchase the Compound or the Product which KERYX manufactures or has its contract manufacturer make at *****.
14.3
In the event KYOWA chooses to purchase the Compound or the Product from KERYX as set forth in 14.2, KERYX shall supply to KYOWA with such Compound or the Product as long as KYOWA markets the Product in the KYOWA Territory, or until KYOWA requests termination of the supply with twelve (12) months prior written notice to KERYX, provided that KYOWA shall provide KERYX with at least nine (9) month prior notification of its requirement of Compound or Product with ± 15% accuracy. If KERYX ceases to manufacture or commission the manufacture of the Compound, or if, despite KERYX’s good faith efforts to ensure an adequate supply of the Compound, such supply is not readily obtainable, KERYX shall have no obligation to provide or obtain Compound to meet KYOWA’s needs, and KYOWA shall be free to seek alternative sources, but at no expense to KERYX.

SECTION 15. CONFIDENTIALITY

15.1
During the Term and for a period of five (5) years after the expiration or early termination of this Agreement, either Party shall not disclose to any Third Party any information disclosed by the other Party under this Agreement, in written or electronic form, that is marked “confidential” or designated in writing as confidential within thirty (30) Business Days of oral or visual disclosure, or is understood by the Parties to be confidential (“Confidential Information”).

15.2
Either Party shall maintain the Confidential Information in strict confidence, and shall use the Confidential Information solely for the purpose of this Agreement. The receiving Party shall prevent unauthorized use or reproduction of the Confidential Information by taking all necessary measures, including limiting access to the Confidential Information to its directors, officers and employees to whom disclosure is necessary to perform or facilitate the purpose of this Agreement, and who shall be bound by the confidentiality obligations in this Section.

15.3	The foregoing obligations of confidentiality and limited use shall not apply to information which, the receiving Party can establish by reasonable proof;
1.	is in the public domain at the time of disclosure; or
2.	becomes part of the public domain by publication or otherwise after disclosure not due to any breach hereof by the receiving Party; or
3.	is in the possession of the receiving Party at the time of disclosure without obligations of confidentiality; or
4.	is provided to the receiving Party by a Third Party legally and without confidentiality; or
5.	is independently developed by the receiving Party without any knowledge or access to the disclosing Party’s Confidential Information; or
6.
is required by judicial or administrative authorities to disclose; provided, however, that the receiving Party shall promptly notify the other Party of such requirement so that the other Party may seek an appropriate protective order; or

7.	is required by any Authority for the purposes of obtaining Approval; however the providing Party shall endeavor to have that Authority treat the information as confidential.
15.4
Notwithstanding Section 15.1, 15.2 and 15.3, KERYX may disclose KYOWA’s Confidential Information to its Sublicensees for the purpose of Section 4, provided that KERYX shall assure that such Sublicensees comply with the confidentiality obligations and limited use set forth in this Section 15. In the event such Sublicensee has ceased to be the Sublicensee after KYOWA’s Confidential Information has been disclosed, KERYX shall have such Sublicensee immediately return to KERYX or destroy such Confidential Information.

15.5
Upon request from the disclosing Party, or upon expiration or early termination of this Agreement, the receiving Party shall either return or destroy, at the discretion of the disclosing Party, all written or graphic Confidential Information to the disclosing Party and shall not retain any copies thereof, provided, however, one copy may be retained in the receiving Party’s legal files as a means of determining any continuing obligations hereunder. Each Party may request a certificate from the other Party regarding compliance with this Section.

15.6
Neither Party shall make any publications, news release or other public announcement, visual or oral, relating hereto without the other Party’s prior written approval thereof, which shall not be unreasonably withheld or delayed, except as required by law or regulation.

SECTION 16. LIMITED WARRANTY AND DISCLAIMER

16.1.	Each Party represents and warrants:
1.	that such Party has the power and right to enter into this Agreement as of the Effective Date and to perform its obligations hereunder; and
2.	that such Party is not a party to any agreement with a Third Party, whether written or not, which would prevent such Party from fulfilling any of its obligations hereunder.
16.2	KYOWA represents and warrants:
1.	that subject to Section 16.3, KYOWA is the owner of the KYOWA Patent Rights and KYOWA Know-How;
2.	that subject to Section 16.3, KYOWA is entitled to grant to KERYX the rights granted to KERYX by KYOWA hereunder; and
3.
that, to the best knowledge of KYOWA, as of the Effective Date KYOWA knows of no infirmity in the claimed rights and that no claim or challenge is presently pending with regard to those rights, nor is KYOWA aware of any claim that the Compound violates any Third Party rights..

16.3	KYOWA NEITHER REPRESENTS NOR WARRANTS AND DISCLAIMS:
1.	the scope, validity and enforceability of the KYOWA Patent Rights and the KYOWA Improvements;
2.	future grant (allowance) and registration (issuance) of the KYOWA Patent Rights and the KYOWA Improvements;
3.	future filing, prosecution and maintenance of the KYOWA Improvements;
4.	future development of the KYOWA Improvements;
5.	accuracy or completeness of the KYOWA Data or any warranty that the use of the KYOWA Data will not infringe or violate any patent or proprietary rights of any Third Party;
6.	non-infringement by any product, material or information on the intellectual property or other rights vested in or enforceable by a Third Party;
7.	successful development of the Product;
8.	Approval of the Product by the Authority; and
9.	merchantability and fitness for a particular purpose.
16.4	KERYX NEITHER REPRESENTS NOR WARRANTS AND DISCLAIMS:
1.	the scope, validity and enforceability of the KERYX Improvements;
2.	future grant (allowance) and registration (issuance) of the KERYX Improvements;
3.	future filing, prosecution and maintenance of the KERYX Improvements;
4.	future development of the KERYX Improvements and KERYX Data;
5.	accuracy or completeness of the KERYX Data or any warranty that the use of the KERYX Data will not infringe or violate any patent or proprietary rights of any Third Party;

6.	non-infringement by any product, material or information on the intellectual property or other rights vested in or enforceable by a Third Party;
7.	successful development of the Product;
8.	Approval of the Product by the Authority; and
9.	merchantability and fitness for a particular purpose.
16.5	EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, WHETHER IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

SECTION 17. LIMITED LIABILITY

Neither Party shall be liable to the other Party or any Third Party for (1) any consequential, indirect, incidental, special or exemplary damages and (2) any losses of goodwill, business, contracts, revenues, profits or savings, which would be caused in relation hereto, through contract, tort (including negligence, but not gross negligence), misrepresentation (but not fraudulent misrepresentation), breach of statutory duties or otherwise, even if such Party is advised of the possibility of such damages or losses.

SECTION 18. INDEMNIFICATION

18.1.
KERYX shall defend, indemnify and hold harmless KYOWA, KYOWA’s Affiliates, their respective directors, officers and employees from and against any and all claims, actions, judgments, expenses (including legal expenses and reasonable attorneys’ fees), losses and damages incurred by them, arising from any Third Party claim in relation to (1) KERYX exercising the license under Section 3, (2) the Sublicensee exercising the sublicense under Section 5 and (3) KYOWA Data and any related documentation, if any, which are supplied to KERYX by KYOWA unless such claims, actions, judgments, expenses, losses and damages result from gross negligence, wrongful intentional actions or omissions or fraud on the part of KYOWA, KYOWA’s Affiliate, their respective directors, officers or employees. Such claims, actions, judgments, expenses, losses and damages include those related to the products or materials manufactured by or on behalf of KERYX or its Sublicensees pursuant to this Agreement, in particular (but not limited to) those related to the claim that such products or materials have caused death or bodily injury or have infringed intellectual property rights of any Third Party.

18.2.
KYOWA shall defend, indemnify and hold harmless KERYX, KERYX’s Affiliates, the Sublicensees, their respective directors, officers and employees from and against any and all claims, actions, judgments, expenses (including legal expenses and reasonable attorneys’ fees), losses and damages incurred by them, arising from any Third Party claim in relation to (1) KYOWA exercising the license under Section 13 and (2) a Third Party exercising the sublicense under the same unless such claims, actions, judgments, expenses, losses and damages result from gross negligence, wrongful intentional actions or omissions or fraud on the part of KERYX, KERYX’s Affiliates, the Sublicensee, their respective directors, officers or employees. Such claims, actions, judgments, expenses, losses and damages include those related to the products or materials manufactured by or on behalf of KYOWA or KYOWA’s sublicensees, in particular (but not limited to) those related to the claim that such products or materials have caused death or bodily injury or have infringed intellectual property rights of any Third Party.

18.3.
In the event that a Party is notified of a Third Party claim and seeks the indemnification for such claim under Section 18.1 or 18.2, from the other Party, the Party shall (1) inform the indemnifying Party in writing of such claim as soon as practicable after such notification, (2) permit the indemnifying Party to assume the direction and control of the defense against such claim, (3) cooperate with the indemnifying Party in such defense at the indemnifying Party’s written request and expense and (4) undertake all reasonable steps to mitigate any expenses, losses and damages arising in relation to such claim. Further, the indemnifying Party may settle such claim at its sole discretion, provided that such settlement should not impose any obligation on or otherwise adversely affect the indemnified Party.

SECTION 19. FORCE MAJEURE

The failure by either Party to timely perform any obligation under this Agreement by reason of a cause beyond its reasonable control shall not be deemed to be a material breach of this Agreement, but shall be excused to the extent and for the duration of such cause, provided the duration is not more than six (6) months, and the affected Party shall use commercially reasonable efforts to avoid or remove such cause, and shall perform its obligations with the utmost dispatch when the cause is removed.

SECTION 20. WAIVER

Neither Party shall be deemed to have waived any of its rights or remedies conferred to such Party hereunder unless such waiver is made in writing and signed by a duly authorized representative of such Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies conferred to such Party hereunder shall operate as waiver of such rights or remedies or so as to preclude or to impair the exercise or enforcement of such rights or remedies. Further, partial exercise or enforcement of such rights or remedies shall not preclude or impair any other exercise or enforcement of such rights or remedies.

SECTION 21. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes any and all prior oral or written agreement, understanding, representation or warranty between them relating to the same. The Parties understand and confirm that, as regards the subject matter hereof, no director, officer, employee or agent of either Party is authorized to make any representation or warranty to the other Party and that neither Party relies on such representation or warranty, whether made orally or in writing.

SECTION 22. AMENDMENT

No amendment, modification or supplement of or to this Agreement shall be valid unless made in writing and signed by duly authorized representatives of both Parties.

SECTION 23. INDEPENDENT CONTRACTORS

The relation between the Parties is that of independent contractors. Nothing herein is construed to create any other relation, such as partnership or agency, between the Parties. Neither Party shall have any right or authority to create, assume or incur any obligations, liabilities or expenses on behalf of the other Party.

SECTION 24. NO SOLICITATION

For one (1) year after and during the Term hereof, KERYX shall not execute or shall not have a Third Party execute an employment, consulting or similar Agreement with KYOWA’s employees sent to KERYX for technical assistance set forth in Section 7.

SECTION 25. ASSIGNMENT

Neither Party shall wholly or partially assign or pledge its rights and obligations hereunder to any Third Party without the other Party’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign its rights and obligations hereunder to a successor of such Party’s whole or substantially whole business, provided that such Party should timely notify the other Party in writing of the fact and its intent to effectuate such assignment.

SECTION 26. SEVERABILITY

In the event that any provision of this Agreement has been declared illegal, invalid or unenforceable in any jurisdiction either by any laws or regulations or by any orders or judgments of such competent governmental authorities as administrations or courts, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical benefit provided the Parties on the Effective Date.

SECTION 27. TERM AND TERMINATION

27.1.
This Agreement shall come into effect as of the Effective Date and, unless earlier terminated according hereto, continue to be effective until KERYX is no longer obligated to pay the Royalties and other considerations to KYOWA under this Agreement (“Term”).

27.2.	KERYX may at any time terminate this Agreement upon one hundred eighty (180) days prior written notice.
27.3.
KERYX may at any time unilaterally terminate this Agreement only with respect to the rights and license granted to KERYX for KYOWA Patent Rights B and related KYOWA Know-How upon written notice to KYOWA three (3) months prior to an anniversary date of the Effective Date.

27.4.	Either Party may terminate this Agreement by giving written notice to the other Party in the following events;
1.	the other Party materially breaches any term or condition of this Agreement and fails to remedy such breach within ninety (90) days of receipt of the written notice requesting to remedy such breach.

2.
the other Party files for itself a petition for bankruptcy, reorganization, composition, readjustment, receivership or similar procedures under any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights and interests (hereinafter referred to as “Petition”) ;

3.	the Petition has been filed against the other Party by a Third Party and the court procedures for such Petition have been pending for more than forty five (45) days; or
4.	the other Party has been wound up, dissolved or liquidated not for merger and acquisition or the procedures therefor have been started.
27.5	In the event this Agreement has expired in accordance with Section 27.1:
1.
KERYX shall thereafter be granted a non-exclusive, paid-up right and license, with the right to sublicense, under the KYOWA Patent Rights , KYOWA Know-How and KYOWA Improvements to make, have made, use, have used, sell, offer for sale, have sold and distribute the Product in the KERYX Territory within the Field.

2.
KERYX shall immediately return to KYOWA or destroy, under KYOWA’s instruction and KERYX’s expense, all Confidential Information disclosed to KERYX by KYOWA, except to the extent such Confidential Information is necessary for KERYX to practice and exploit the rights and the license retained by KERYX after the expiration.

3.
The license granted by KERYX to KYOWA under Section 13.3 shall survive the expiration of this Agreement as an exclusive, irrevocable, perpetual and royalty-free license for any purposes in the KYOWA Territory.

4.
KYOWA shall retain the exclusive, paid-up license, with the right to grant sublicenses, to use the KERYX Data for KYOWA’s development and marketing of the Product in KYOWA Territory, pursuant to Section 14.1.

27.6	In the event this Agreement is terminated by KERYX in accordance with Section 27.4;
1.	Subsections 1 and 2 of Section 27.5 shall apply.
2.
KYOWA shall immediately return to KERYX or destroy, under KERYX’s instruction and at KYOWA’s expense, all Confidential Information disclosed to KYOWA, to KERYX including without limitation any KERYX Data and KERYX Know-How.

27.7	In the event this Agreement is terminated by KERYX in accordance with Sections 27.2 or by KYOWA in accordance with Section 27.4;
1.
The license granted to KERYX under Section 3 of this Agreement shall terminate as of the effective date of termination, and KERYX shall cease any use of the KYOWA Patent Rights, KYOWA Know-How and KYOWA Improvements.

2.
KERYX shall transfer to KYOWA, at KERYX’s expense, within a reasonable time after the effective date of termination, any and all of KERYX’s Data, any physical material of the Compound, the Product or the Strain, and any patents of KYOWA Patent Rights A assigned to KERYX during the Term of this Agreement pursuant to Section 9.3, including without limitation, any rights in NDAs, MAAs and other relevant Approvals acquired by KERYX for its Product in the KERYX Territory.

3.
KERYX shall immediately return to KYOWA or destroy, under KYOWA’s instruction and at KERYX’s expense, all Strain and all Confidential Information disclosed to KERYX by KYOWA, including without limitation any KYOWA Data and KYOWA Know-How.

4.
The license granted by KERYX to KYOWA under Section 13.3 shall survive the termination of this Agreement as an exclusive, irrevocable, perpetual and royalty-free license for any purposes in the KYOWA Territory.

5.
KYOWA shall retain the exclusive, paid-up license, with the right to grant sublicenses, to use the KERYX Data for KYOWA’s development and marketing of the Product, or Product in KYOWA Territory, pursuant to Section 14.1.

6.
KYOWA shall immediately return to KERYX or destroy, under KERYX’s instruction and at KERYX’s expense, all Confidential Information, except to the extent such Confidential Information is necessary for KYOWA to practice and exploit the rights and the license retained by KYOWA after the termination.

27.8	In the event this Agreement is terminated by KERYX with respect to KYOWA Patent Rights B and related KYOWA Know-How pursuant to Section 27.3;
1.	Subsections 1 to 6 of Section 27.7 shall apply mutatis mutandis only with respect to KYOWA Patent Rights B and related KYOWA Know-How.
2.	KERYX shall no longer be obligated thereafter to pay the Annual Payment, provided that KERYX shall pay all Annual Payments due before the effective date of termination.
3.	KYOWA shall no longer be obligated to perform any intellectual property obligations set forth in Section 9 and Section 10 with respect to Patent Rights B.
27.9	Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.
27.10	Unless otherwise expressly stated in this Agreement, Sections 13, 16, 17, 18, 28, and 29 shall survive the expiration or termination hereof. Section 15 shall survive according to Section 15.1.

SECTION 28. ARBITRATION

If there is any dispute, controversy, difference or question between the Parties with respect to any matter arising out of or relating to this Agreement, the Parties shall first make efforts to solve such issue amicably. If such issue is not solved through such amicable efforts, the Parties shall finally settle such issue according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Such arbitration shall be conducted in the English language in New York, New York if initiated by KYOWA, and in Tokyo, Japan if initiated by KERYX. The award rendered by the arbitrator(s) shall be final and binding upon both Parties concerned.

SECTION 29. GOVERNING LAW

29.1.
This Agreement shall be governed by and construed according to the laws of Japan, exclusive of choice of law rules. To the extent that patent law or law governing trade secrets, know-how or data must be applied, the laws of the country governing such rights shall be utilized.

29.2.
The Parties agree that the arbitration decisions according to Section 28 shall be enforceable by the courts of competent jurisdiction in Japan, the United States of America and any other country covered by this Agreement, and shall submit to the jurisdictions of such courts solely for such enforcement.

SECTION 30.  AFFILIATES

Each Party may perform its obligations hereunder personally or through one or more Affiliate and shall be responsible for the performance of such obligations, and any liabilities resulting from such performance. Neither Party shall permit any of its Affiliates to commit any act (including any act of omission) which such Party is prohibited hereunder from committing directly.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

KYOWA HAKKO KOGYO CO., LTD.	KERYX BIOPHARMACEUTICALS, INC.

By: /s/ Yoshito Imai	By: /s/ Michael S. Weiss
Name: Yoshito Imai	Name: Michael S. Weiss
Title: President	Title: CEO
Pharmaceuticals Business Unit

26

EXHIBIT 1
COMPOUND CHEMICAL STRUCTURE

EXHIBIT 2
KYOWA PATENT RIGHTS A

No.	Country	Designated Country in EP	Kind	Appl. No.	Appl. Date	Publ. No.	Publ. Date	Reg. No.	Reg. Date	Exp. Date
1	U.S.A.		Product	28201	03.20.87			4935415	06.19.90	06.19.2007
	Europe	GB, DE, FR, IT	Product	87103764	03.16.87	0238011	09.23.87	0238011	09.25.91	03.16.2007
2	U.S.A.		Process(oxidization)	79560	06.22.93			5344926	09.06.94	06.22.2013
	Europe	GB, FR, DE, IT, ES	Process(oxidization)	93109935	06.22.93	0575955	12.29.93	0575955	09.15.99	06.22.2013
3	U.S.A.		Formulation(liposome)	09/025752	06.12.97			6045822	04.04.00	06.12.2017
	Europe	GB, FR, DE, IT, ES, CH	Formulation(liposome)	97926234	06.12.97	0850646	07.01.98
	Canada		Formulation(liposome)	2229892	06.12.97	2229892	12.24.97	2229892	01.07.03	06.12.2017
	Australia		Formulation(liposome)	31066-97	06.12.97	3106697	01.07.98	718856	08.03.00	06.12.2017
4	U.S.A.		Process(isomerization)	09/466903	12.20.99			6197955	03.06.01	12.20.2019
	Europe	GB, FR, DE, IT, CH, LI	Process(isomerization)	99125341.0	12.21.99	1020471	07.19.00	1020471	05.28.03	12.21.2019
	Canada		Process(isomerization)	2293023	12.17.99	2293023	06.22.00

EXHIBIT 3
KYOWA PATENT RIGHTS B

No.	Country	Designated Country in EP	Kind	Appl. No.	Appl. Date	Publ. No.	Publ. Date	Reg. No.	Reg. Date	Exp. Date
1	U.S.A.		Leakage inhibition from liposome	10/018349	06.23.00
	Europe	GB, FR, DE, IT, ES, CH	Leakage inhibition from liposome	00939146.7	06.23.00	1190705	03.27.02
	Canada		Leakage inhibition from liposome	2376849	06.23.00	2376849	01.04.01
	Australia		Leakage inhibition from liposome	54298-00	06.23.00	5429800	01.31.01	780194	06.23.05	06.23.2020

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT 4
STRAIN AND MEDIA

1.	Strain: Streptomyces sp. *****

2.	Media: *****,

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT 5
DEVELOPMENT PLAN

The initial development plan for development of UCN-01 would be pursued through the following areas which would be designed to run simultaneously:

(a)	Pre-clinical

KERYX recognizes that considerable in-vitro and in-vivo experiments have been performed with UCN-01. However, KERYX would make UCN-01 available to collaborators for evaluations that would include but not be limited to some or all of the following:

i.
Establishment of molecular profiles of tumors that are or are not responsive to UCN-01. Such profiles might be developed through *****. Results may be derived from *****. In particular, KERYX would target information related to *****.

ii.	Additional in-vivo toxicology might be considered to develop additional single agent or combination regimens. KERYX recognizes that preclinical opportunities may be limited *****

iii.
Evaluation of novel combinations of UCN-01 with either traditional anti-cancer agents or newer targeted agents both in-vitro and in-vivo. In particular, studies of UCN-01 ***** are interesting in light of the new data *****. UCN-01 *****. Pre-clinical studies ***** suggest that UCN-01 *****. *****.

iv.	Evaluation of ***** would be undertaken.

KERYX will accomplish this pre-clinical strategy by soliciting investigator proposals, placing studies through an NCI research CRADA and by contracting with commercial laboratories.

(b)	Clinical

KERYX would immediately undertake additional clinical studies. Results derived from the pre-clinical studies would be rapidly translated into clinical trials, and clinical studies would provide samples for additional pre-clinical studies.

Based on the results from the initial phase 1 studies, it appears that *****. KERYX will also consider additional treatment schedules.

KERYX believes that oncology drugs should be developed using multiple simultaneous strategies that might lead to either FDA subpart H or full approvals.

i.	Subpart H Single Agent Approvals

*****Confidential material redacted and filed separately with the Commission.

To determine possible subpart H approval strategies KERYX would consider the following approaches

a.	*****.
b.	*****
c.	*****.

For each subpart H strategy KERYX would also initiate a phase II study. If the FDA accepts a subpart H strategy and an appropriate comparator exists, *****. *****.

ii.	Subpart H Combination Approvals

KERYX will also consider the development of strategies in which *****. For these strategies, KERYX will consider randomized phase II studies *****. Given that UCN-01 is an IV infusion KERYX believes that it will be difficult to conduct such studies using a placebo. The combination of *****.

iii.	Full Approvals

KERYX believes that randomized studies and potentially full approval strategies may be required for any strategy involving time to progression as an endpoint. These strategies would be pursued in areas for which there was no opportunity for pursuit of an unmet medical need. One example is *****.

Potential Timelines (starting from the date that formulated drug is available for clinical studies)

The following represent timelines similar to those used for other drugs that KERYX has in-licensed at a similar stage. Two scenarios are envisaged

(1) Potential indication for phase II subpart-H strategy can be determined from data available prior to in-licensing

Months 1 - 6

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*****
*****
*****

* to begin as soon as drug in-licensed

Months 7 -18

*****
*****

*****Confidential material redacted and filed separately with the Commission.

Months 18 -24

*****

Months 24 -36

*****
*****
*****

Months 37 - 48

*****
*****

Months 49 - 60

*****

(2) Potential indication for phase II subpart-H strategy cannot be determined from data available prior to in-licensing

Months 1 - 6

*****
*****
*****
*****

* to begin as soon as drug in-licensed

Months 7 -18

*****

Months 18 -24

*****

Months 24-36

*****

*****Confidential material redacted and filed separately with the Commission.

Months 36 -48

*****
*****
*****

Months 49 - 60

*****
*****

Months 60 - 72

*****
*****

Months 72-84

*****